Exhibit 23.1


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Management Stock Option Plan of Nebco Evans Holding Company of our report dated March 24, 1998, with respect to the consolidated financial statements and schedule of Nebco Evans Holding Company included in this Annual Report (Form 10-K) for the year ended December 27, 1997, filed with the Securities and Exchange Commission.

                                    /s/ Ernst & Young LLP

Dallas, Texas
May 14, 1998